UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Accounting Officer

Effective January 17, 2020 (the “Separation Date”), Rosemary Williams’ employment as the Company’s Vice President of Finance and Controller (including as its principal accounting officer) will terminate. Subject to Ms. Williams’s continued employment through January 17, 2020 and in exchange for a full general release of claims and continued compliance with her employment agreement, Ms. Williams will receive: (i) salary continuation for six months following the Separation Date, (ii) a lump sum cash payment equal to Ms. Williams’s pro-rated target bonus for 2020, and (iii) COBRA payments for up to six months.

Appointment of New Principal Accounting Officer

In connection with Ms. Williams’s departure, the Company has appointed David E. Strauss, 34, to serve as Director, Corporate Controller (including as its principal accounting officer), effective as of January 8, 2020.

Prior to joining the Company, Mr. Strauss served as Corporate Controller of Landec Corporation, a publicly-traded material science company, beginning in March 2019. Previously, Mr. Strauss held various accounting positions at Analog Devices, Inc. from March 2017 to February 2019, at Linear Technology Corporation from March 2015 to February 2017. From January 2011 to February 2015, Mr. Strauss worked in public accounting with PricewaterhouseCoopers. Mr. Strauss holds a B.S. in Business Administration from San Jose State University.

In connection with Mr. Strauss’s appointment, the Company entered into an offer letter with Mr. Strauss that governs the terms of his employment with the Company. Among other things, the offer letter provides for (i) an annual base salary of $230,000, (ii) at the sole discretion of the Board (or an authorized committee thereof), an annual target cash performance bonus of 20% of his annual base salary, and (iii) an option to purchase up to 156,000 shares of the Company’s common stock, which will vest over a four-year period, with 25% vesting on the one-year anniversary of the commencement of employment and the remainder vesting monthly thereafter in equal increments for 36 months, subject to his continuous service to the Company on each vesting date. The option will be granted as an inducement award and subject to the terms of the Company’s 2019 Equity Incentive Plan and the Company’s standard option agreement.

Mr. Strauss will also enter into the Company’s standard form of indemnification agreement for its directors and executive officers.

There are no family relationships between Mr. Strauss and any of the Company’s current or former directors or executive officers. Mr. Strauss is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: January 14, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
Chief Executive Officer